UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2014

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178883	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 William Street, Suite 270 Wellesley, Massachusetts		02481
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 475-5254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2014, Arch Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the investors listed on the Schedule of Buyers attached thereto (collectively, the “Investors”) providing for the issuance and sale by the Company to the Investors, in a private placement, of an aggregate of 11,400,000 shares of the Company’s common stock (collectively, the “Shares”) at a purchase price of $0.25 per share and three series of warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, to purchase up to an aggregate of 34,200,000 shares of the Company’s common stock (collectively, the “Warrants,” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”), for aggregate gross proceeds to the Company of approximately $2.85 million (the “Private Placement Financing”). After deducting for estimated fees and expenses, the aggregate net proceeds to the Company from the sale of the Shares and the Warrants are expected to be approximately $2.77 million. The Company did not engage any underwriter or placement agent in connection with the Private Placement Financing.

The Private Placement Financing is expected to close on or about February 4, 2014, subject to the satisfaction of customary closing conditions.

Upon the closing of the Private Placement Financing, the Company will enter into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company will be obligated, subject to certain conditions, to file with the Securities and Exchange Commission within 45 days after the closing of the Private Placement Financing one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the Shares and the Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements set forth in the Registration Rights Agreement may subject the Company to payment of monetary penalties.

Also upon the closing of the Private Placement Financing, each Investor will be issued a Series A Warrant, a Series B Warrant and a Series C Warrant, each to purchase up to a number of shares of the Company’s common stock equal to 100% of the Shares purchased by such Investor under the Securities Purchase Agreement. The Series A Warrants will have an exercise price of $0.30 per share, will be exercisable immediately after their issuance and will have a term of exercise equal to five years after their issuance date. The Series B Warrants will have an exercise price of $0.35 per share, will be exercisable immediately after their issuance and will have a term of exercise equal to the shorter of 12 months after their issuance date and six months after the effective date of a Resale Registration Statement. The Series C Warrants will have an exercise price of $0.40 per share, will be exercisable immediately after their issuance and will have a term of exercise equal to the shorter of 18 months after their issuance date and nine months after the effective date of a Resale Registration Statement. The number of shares of the Company’s common stock into which each of the Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Warrants, including, without limitation, full ratchet anti-dilution protection in the event of certain dilutive issuances of the Company’s equity securities following the issuance date of the Warrants. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of the Company’s common stock.

The issuance and sale of the Shares, Warrants and Warrant Shares (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

The foregoing description of the Warrants, Securities Purchase Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each document. Copies of the form of Series A Warrant, form of Series B Warrant, form of Series C Warrant, Securities Purchase Agreement and form of Registration Rights Agreement are attached as Exhibits 4.1, 4.2, 4.3, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Company’s press release announcing the Private Placement Financing issued on January 31, 2014 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description
4.1	Form of Series A Warrant to Purchase Common Stock.
4.2	Form of Series B Warrant to Purchase Common Stock.
4.3	Form of Series C Warrant to Purchase Common Stock.
10.1	Securities Purchase Agreement dated January 30, 2014, by and among Arch Therapeutics, Inc. and the investors listed on the Schedule of Buyers attached thereto.
10.2	Form of Registration Rights Agreement.
99.1	Press Release dated January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: January 30, 2014	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer